EXHIBIT 8.1

February 22, 2007                                   Mayer, Brown, Rowe & Maw LLP
                                                                   1675 Broadway
                                                   New York, New York 10019-5820

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                                                          www.mayerbrownrowe.com

Securitization Advisory Services Pty. Limited
Level 8, 48 Martin Place
Sydney, New South Wales 2007
Australia

     Re:  Tax Opinion Securitisation Advisory Services Pty. Limited
          Medallion Trust Series 2007-1G
          ------------------------------

Ladies and Gentlemen:

     We have advised Securitisation Advisory Services Pty. Limited (the
"Registrant") with respect to certain federal income tax aspects of the issuance of Medallion Trust Series 2007-1G Mortgage Backed Floating Rate Notes, Class A-1
(the "Class A-1 Notes"), which will be issued by Perpetual Trustee Company
Limited, in its capacity as trustee of the Medallion Trust Series 2007-1G No. 1 of 2007 (in such capacity, the "Issuer Trustee") pursuant to the terms of the
Master Trust Deed, the Series Supplement, the Note Trust Deed, the Terms and
Conditions and the Agency Agreement, dated on or about February 8, 2007, as more particularly described in the prospectus, dated February 8, 2007 (the "Base
Prospectus"), and the prospectus supplement, dated February 21, 2007 (the
"Prospectus Supplement" and, together with the Base Prospectus, the
"Prospectus"), relating to such series, each forming a part of the Registration
Statement on Form S-3 (File No. 333-136516) as filed by the Registrant with the
Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on January 18, 2007, and declared effective on
January 19, 2007 (the "Registration Statement"). Capitalized terms used but not defined herein have the meanings specified in the Prospectus.

     The description of selected federal income tax consequences to holders of the Class A-1 Notes that appears under the heading "United States Federal Income
Tax Matters" in the Base Prospectus and in the Prospectus Supplement does not purport to discuss all possible income tax ramifications of the proposed issuance, but with respect to those tax consequences which are discussed, in our opinion such description is accurate in all material respects to the extent it relates to matters of law or legal conclusions with respect thereto. In addition, we adopt and confirm the statements in the description identified as the opinion of special United States federal tax counsel.

Securitisation Advisory Services Pty. Limited.
February 22, 2007

     We have examined such instruments, documents and records as we deemed relevant and necessary as a basis of our opinion set forth above. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed; (d) the legal capacity of all natural persons; and (e) the authenticity of oral or written statements and representations of public officials, officers and other representatives of the Registrant and others.

     We hereby consent to the filing of this opinion letter as an exhibit to the
Registration Statement and to the use of our name wherever appearing in the
Prospectus contained therein. In giving such consent, we do not consider that we are "experts," within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion letter as an exhibit or otherwise.

                                        Very truly yours,

                                        /s/ Mayer, Brown, Rowe & Maw LLP

                                        MAYER, BROWN, ROWE & MAW LLP

WAL/PJK/PAJ/DH/AN